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                                                                    Exhibit 99.4

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR



InfoSpace, Inc.
601 108th Avenue N.E., Suite 1200
Bellevue, Washington 98004


     In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named as a person about to become a director of InfoSpace, Inc. (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto.



                                       /s/ William C. Savoy
                                   ------------------------------
                                   William C. Savoy


Date:  August 29, 2000